Exhibit 10.4
MACH NATURAL RESOURCES LP
2023 LONG-TERM INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT
Pursuant to this Performance Unit Agreement, dated as of the Grant Date set forth in the Grant Notice below (this “Agreement”), Mach Natural Resources GP LLC (the “Company”), as the general partner of Mach Natural Resources LP (the “Partnership”), hereby grants to the individual identified in the Grant Notice below (the “Participant”) the following award of performance-based Phantom Units (“Performance Units”), pursuant and subject to the terms and conditions of this Agreement and the Mach Natural Resources LP 2023 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each Performance Unit granted hereunder shall constitute a Phantom Unit under the terms of the Plan and is hereby granted in tandem with a corresponding DER, as further detailed in Section 3. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.
GRANT NOTICE
Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Participant:
Total Target No. of Performance Units:
Target No. of Long-Term Performance Units (“Target LTUs”):
Target No. of Short-Term Performance Units (“Target STUs”):
Grant Date:
Earning Performance Units:
Subject to this Agreement, the Plan and other terms and conditions set forth herein, the Performance Units may be earned based on the achievement of the performance conditions set forth on Exhibit A, except as otherwise provided in Section 4.

Forfeiture of Performance Units:
In the event of a termination of the Participant’s Service for Cause, all Performance Units that have not been earned prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and for no consideration. In the event of a termination of the Participant’s Service for any other reason (except as set forth in Section 4), all Performance Units that have not been earned prior to or in connection with such termination of Service shall be forfeited by the Participant thirty (30) days after the termination date, unless the Committee determines in its discretion to deem all or a portion of the Award earned. For the avoidance of doubt, no Performance Units may be earned during such thirty (30) day period unless expressly determined by the Committee in its discretion.

Payment of Performance Units:	Earned Performance Units shall be paid to the Participant in the form of Units as set forth in and subject to Section 5.
DERs:
Each Performance Unit granted under this Agreement shall be issued in tandem with a corresponding DER, each of which shall entitle the Participant to receive a cash payment in an amount equal to Partnership distributions with respect to a Unit in accordance with Section 3. Unless otherwise determined by the Committee in its discretion, no DER payments shall be made with respect to unearned Performance Units after the date of a Participant’s termination of Service, regardless of whether such Performance Units have yet been forfeited.

TERMS AND CONDITIONS OF PERFORMANCE UNITS
1.Grant. The Company hereby grants to the Participant, as of the Grant Date, an Award of the number of Performance Units set forth in the Grant Notice above, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.Performance Units. Subject to Exhibit A and Section 4, each Performance Unit earned hereunder shall represent the right to receive payment, in accordance with Section 5, in the form of one (1) Unit. Unless and until a Performance Unit is earned, the Participant will have no right to payment in respect of such Performance Unit.
3.Grant of Tandem DER. Each Performance Unit is hereby granted in tandem with a corresponding DER, which shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the related Performance Unit and be subject to all of the terms and conditions contained in this Agreement and the Plan. Each DER shall entitle the Participant to receive a cash payment, in accordance with Section 5, in an amount equal to any distributions made by the Partnership with respect to a Unit during the period the underlying Performance Unit is outstanding. The Company shall establish, with respect to each Performance Unit, a separate DER bookkeeping account for such Performance Unit (a “DER Account”), which shall be credited (without interest) on the applicable distribution dates with an amount equal to any distributions made by the Partnership during the period that such Performance Unit remains outstanding with respect to the Unit underlying the Performance Unit to which such DER relates. Once a Performance Unit is earned, the DER (and the DER Account) with respect to such earned Performance Unit shall also become earned. Similarly, upon the forfeiture of a Performance Unit, the DER (and the DER Account) with respect to such forfeited Performance Unit shall also be forfeited. DERs shall not entitle the Participant to any payments relating to distributions occurring after the earlier to occur of the applicable Performance Unit payment date or the forfeiture of the Performance Unit underlying such DER. The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of time and form of payments required by Section 409A).
4.Treatment of Performance Units Upon Certain Events and Forfeiture.
(a)Treatment of Performance Units Upon Certain Events.
(i)Qualifying Termination Outside of a Change in Control Protection Period. If the Participant incurs a Qualifying Termination outside of a Change in Control Protection Period, subject to the Participant’s execution and non-revocation of a Release within 60 days following the termination date, a pro-rata portion of the outstanding Performance Units may become earned as of the end of the Applicable Performance Period (as defined in Exhibit A) and be paid in accordance with Section 5. Such pro-rata portion shall be equal to (A) the number of Performance Units that would have been earned at the end of the Applicable Performance Period based on actual performance as though the Participant’s Service continued through such date, multiplied by (B) a fraction, the numerator of which is the number of days in the Applicable Performance Period that the Participant remained in continuous Service with the Partnership, the Company or one of their Affiliates and the denominator of which is the number of days in the Applicable Performance Period.
(ii)Change in Control.
(A)Upon a Change in Control, if this Award is not assumed by the successor or survivor entity, any outstanding and unearned Performance Units shall be deemed earned (I) if the Applicable Performance Period has commenced, at the greater of target performance and actual performance as of the CIC Effective Date (determined by calculating performance under Exhibit A as though the Applicable Performance Period for such Performance Units ends early on the CIC Effective Date (“Actual Performance”)), and (II) if the Applicable Performance Period has not commenced, at target performance.
(B)If this Award is assumed by the successor or survivor entity in connection with a Change in Control, and the Participant subsequently incurs a Qualifying Termination during the Change in Control Protection Period, any outstanding and unearned Performance Units shall be deemed earned (I) if the Applicable Performance Period has commenced as of the CIC Effective Date, at the greater of target performance and Actual Performance, and (B) if the Applicable Performance Period has not commenced as of the CIC Effective Date, at target performance, in each case, subject to the Participant’s execution and non-revocation of a Release within 60 days following the Participant’s termination date.
(b)Forfeiture. In the event of a termination of the Participant’s Service for Cause by the Partnership, the Company or any of their Affiliates, all Performance Units that have not been earned prior to such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. In the event of a termination of the Participant’s Service that is not governed by the preceding sentence or Sections 5(a), all Performance Units that have not been earned prior to or in connection with such termination of Service shall be forfeited by the Participant thirty (30) days after the termination date, unless the Committee determines in its discretion before the expiration of such 30-day period to deem earned all or a portion of the Award. Except for such action by the Committee in its discretion deeming all or a portion of the Performance Units earned, no Performance Units may otherwise be earned during the 30-day period after the Participant’s termination date pursuant to Exhibit A or this Section 4, including, for the avoidance of doubt, due to the achievement of any performance conditions or in connection with a Change in Control as set forth in Section 4(a)(ii).
(c)Payment. Performance Units earned or deemed earned hereunder shall be subject to the payment provisions set forth in Section 5.
(d)Definitions. The following terms used herein shall have the meanings set forth in this Section 4(d):
(i)“Change in Control Protection Period” has the meaning set forth in the Severance Plan.
(ii)“CIC Effective Date” means the date upon which a Change in Control occurs.
(iii)“Qualifying Termination” has the meaning set forth in the Severance Plan.
(iv)“Release” has the meaning set forth in the Severance Plan.
(v)“Severance Plan” means the Mach Natural Resources LP Executive Change in Control and Severance Plan.
5.Payment of Performance Units and DERs.
(a)Performance Units. Unpaid, earned Performance Units shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in the form of Units in a lump-sum in accordance with this Section 5 within sixty (60) days following the Certification Date (as defined in Exhibit A) for the Applicable Performance Period or, if applicable, the date of the Participant’s termination of Service.
(b)DERs. Within sixty (60) days following the Certification Date for the Applicable Performance Period or, if applicable, the date of the Participant’s termination of Service, the Participant shall be paid an aggregate amount in cash for all of the DERs earned on such date equal to the product of (i) the amount then-credited to a single DER Account maintained with respect to a Performance Unit earned on such date, multiplied by (ii) the total number of Performance Units earned on such date.
6.Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Performance Units and the DERs. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold (or provide for the purchase by an Affiliate of the Company of) from any cash or equity remuneration (including, if applicable, any of the Units otherwise deliverable under this Agreement) then or thereafter payable to the Participant an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of Units pursuant to this Agreement, the maximum number of Units that may be so withheld (or surrendered) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local and foreign income tax and payroll tax purposes that may be used without resulting in adverse accounting, tax or other consequences to the Partnership, the Company or any of their respective Affiliates (other than immaterial administrative, reporting or similar consequences), as determined by the Committee.
7.Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
8.Non-Transferability. Neither the Performance Units nor any right of the Participant under the Performance Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership and any of their Affiliates.
9.Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Performance Units and the Committee shall determine, in its discretion, whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
10.Partnership Agreement. Units issued upon payment of the Performance Units shall be subject to the terms of the Plan and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on the Participant’s part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.
11.No Effect on Service; No Right to Continued Awards. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment, service or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof. Any question as to whether and when there has been a termination of such employment, service or consulting relationship, and the cause of such termination, shall be determined by the Committee, and such determination shall be final, conclusive and binding for all purposes. The grant of the Performance Units and DERs is a one-time Award and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Committee.
12.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
13.Tax Consultation. None of the Board, the Committee, the Company, the Partnership nor any Affiliate of any of the foregoing has made any warranty or representation to the Participant with respect to the tax consequences of the issuance, holding, vesting, earning, payment, settlement or other occurrence with respect to the Performance Units, the DERs, the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Performance Units and DERs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with the Participant’s tax consultants that the Participant deems advisable in connection with the Performance Units and DERs.
14.Entire Agreement; Amendments, Suspension and Termination. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Performance Units and DERs granted hereunder; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Partnership, the Company or any of their respective Affiliates, on the one hand, and the Participant, on the other hand, in effect as of the date a determination is to be made under this Agreement. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.
15.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Units and DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. No Units will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Units to be issued or (b) in the opinion of legal counsel to the Company or the Partnership, the Units to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s or the Partnership’s legal counsel to be necessary for the lawful issuance and sale of any Units hereunder will relieve the Company, the Partnership and any of their respective Affiliates of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance of Units hereunder, the Company or the Partnership may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company or the Partnership.

16.Code Section 409A. None of the Performance Units, the DERs or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that the Committee determines that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, (a) all references to the Participant’s termination of Service shall be construed to mean a “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”), and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Separation from Service with respect to the Participant and (b) if the Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such payment or benefit will be delayed until the earlier of: (i) the date that is six months following the Participant’s Separation from Service and (ii) the Participant’s death.
17.Adjustments; Clawback. The Participant acknowledges that the Performance Units are subject to modification and forfeiture in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Performance Units, DERs and Units issuable hereunder, whether earned or unearned and whether or not previously issued, are subject to clawback as provided in Section 8(o) of the Plan.
18.Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
19.Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
20.Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
21.Electronic Delivery; Electronic Acceptance. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company, the Partnership or any of their Affiliates may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company or the Partnership. Electronic delivery may be made via the electronic mail system of the Company, the Partnership or one of their Affiliates or by reference to a location on an intranet site to which the Participant has access. The Participant hereby consents to any and all procedures the Company or the Partnership has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including any process by which the Participant must click to accept (or otherwise electronically indicate acceptance of) the Participant’s rights and obligations under the terms and conditions of the Plan and this Agreement. By accepting this Agreement in accordance with the Company’s or the Partnership’s procedures in effect from time to time, the Participant acknowledges and agrees that such acceptance will constitute the Participant’s electronic signature and is intended to have the same force and effect as the Participant’s manual signature.
[Signature page follows]

The Participant’s signature below (or other method of acceptance in accordance with Section 21) indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Performance Units and DERs. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
Mach Natural Resources GP LLC
a Delaware limited liability company
By:
Name:
Title:
Mach Natural Resources LP
a Delaware limited partnership
By:    Mach Natural Resources GP LLC
Its:    General Partner
By:
Name:
Title:
PARTICIPANT

Print Name:
[Signature Page to Performance Unit Agreement]

Exhibit A

PERFORMANCE CONDITIONS
A-1